UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2025

FRESHWORKS INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40806	33-1218825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2950 S. Delaware Street, Suite 201
San Mateo, CA 94403
(Address of Principal Executive Offices and Zip Code)
(650) 513-0514
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FRSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2025, Zachary Nelson provided notice to Freshworks Inc. (the “Company”) that he will retire as a Class III member of the Company’s Board of Directors (the “Board”), effective January 2, 2026 due to other commitments. Mr. Nelson’s resignation was not the result of any disagreement on matters relating to the Company’s operations, policies, or practices. Effective January 2, 2026, the size of the Board will be reduced to eight members and the total number of Class III directors will be reduced to one member. Effective upon Mr. Nelson’s resignation, director Johanna Flower will join the Audit Committee of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freshworks Inc.
Dated: December 19, 2025
	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
Chief Legal Officer and General Counsel